UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2012

TIMIOS NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-23279	52-2050585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4601 Fairfax Drive, Suite 1200
Arlington, VA 22203
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (703) 528-7073

Homeland Security Capital Corporation

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On August 28, 2012, Timios National Corporation (formerly known as “Homeland Security Capital Corporation;” the “Company”) entered into an Exchange Agreement (the “Exchange Agreement”) with YA Global Investments, L.P. (“YA”), C. Thomas McMillen (“McMillen”), Michael T. Brigante (“Brigante”), FFZ Family Trust, a trust affiliated with one of the Company’s directors, Zev Kaplan (“FFZ”), Trevor Stoffer (“Stoffer,” and with McMillen, Brigante and FFZ, the “Management”), Raymond Davison (“Davison”), Leonard Splane (“LSplane”), Timothy Splane (“TSplane”), Yutaka Sarumaru (“Sarumaru”) and Ross English (“English,” and with Stoffer, Davison, LSplane, TSplane and Sarumaru, the “Timios Management”), pursuant to which, among other things, those parties exchanged certain debt and securities of the Company owned by them and all rights, title and interest therein or associated therewith in exchange for the Company’s Series J Preferred Stock, par value $0.01 per share (the “Series J Preferred”) in accordance with the terms of an Exchange Agreement (collectively, the “Exchange”), as set forth below:

•                  YA exchanged (i) 9,549 shares of the Company’s Series H Preferred Stock, par value $0.01 per share, and all rights, title and interest therein, including, without limitation, any accrued dividends; (ii) 1,000,000 shares of the Company’s Series F Preferred Stock, par value $0.01 per share, and all rights, title and interest therein, including, without limitation, any accrued dividends; (iii) warrants issued on March 14, 2008 (the “Warrants”) for the purchase of up to an aggregate of 83,333,333 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”); and (iv) all rights, title and interest in all promissory notes issued by the Company in favor of YA, having an outstanding balance of approximately $5,139,490, including accrued interest as of the date of the Exchange, for an aggregate of 2,043,810 shares of Series J Preferred Stock, par value $0.01 per share (the “Series J Preferred”);

•                  The Management exchanged an aggregate of 350 shares of Series H Preferred, and all rights, title and interest therein, including, without limitation, any and all accrued dividends, in exchange for an aggregate of 146,667 shares of Series J Preferred; and

•                  The Timios Management exchanged an aggregate of 500,000 shares of Series A  Preferred Stock, par value $0.001 per share, of Fiducia Real Estate Solutions, Inc. and all rights, title and interest therein, including, without limitation, any and all accrued dividends, in exchange for an aggregate of 428,571 shares of Series J Preferred and 307,985 shares of Common Stock;

In addition, concurrently with, and as a condition precedent to the Exchange:

•                  that certain Secured Promissory Note issued March 14, 2008 in the original principal amount of Six Million Seven Hundred Fifty Thousand and 00/100 Dollars ($6,750,000.00) by the Company in favor of YA was amended and restated into two non-recourse promissory notes, the first of which is an Amended and Restated Non-Recourse Promissory Note in the original principal amount of Two Million Three Hundred Eleven

Thousand Fifty and 00/100 Dollars ($2,311,050), and the second of which was exchanged for Series J Preferred.  The Amended and Restated Non-Recourse Promissory Note is non-recourse as to the Company, except for specified events of default, as set forth in such note, and is limited to the Collateral, as defined below;

•                  YA and the Company entered into a Termination and Release Agreement, pursuant to which YA terminated the Company’s obligations pursuant to the Securities Purchase Agreement by and between the Company and YA dated March 13, 2008; the Stock Pledge Agreement by and between the Company and YA dated as of November 26, 2008; the Stock Pledge Agreement by and between the Company and YA dated as of November 28, 2008; the Registration Rights Agreement by and between the Company and YA dated as of March 14, 2008; and the Investor Registration Rights Agreement by and between the Company and YA dated as of February 6, 2006;

•                  That certain Security Agreement dated as of March 14, 2008, by and among YA, the Company, Homeland Security Advisory Services LLC, and Celerity Systems, Inc., joined by NTG Management Corp. (f/k/a “Nexus Technologies Group, Inc.”) pursuant to that certain Joinder Agreement dated as of August 16, 2011, and joined by CSS Management Corp. (“CSS”) pursuant to that certain Joinder Agreement dated November 11, 2011, was amended and restated into two Amended and Restated Security Agreements, the first of which is an Amended and Restated Security Agreement by and between the Company and YA, and the second of which is an Amended and Restated Security Agreement by and between CSS and YA, pursuant to which the collateral will be limited to (i) all right, title and interest of the Company under that certain Non-Negotiable Promissory Note dated October 31, 2011, issued by Perma-Fix Environmental Services, Inc. (“PESI”) to the Company; (ii) all right, title and interest of the Company under that certain Escrow Agreement, dated October 31, 2011, by and among the Company, PESI and SunTrust Bank; (iii) all right, title and interest of CSS under that certain Escrow Agreement, dated August 19, 2011, by and among CSS (f/k/a Corporate Security Solutions, Inc.), Halifax Security, Inc. and CSC Trust Company of Delaware; and (iii) all supporting obligations, proceeds and products of any of the foregoing;

•                  that certain Guaranty Agreement dated as of November 11, 2011 by CSS in favor of YA was amended and restated into the Amended and Restated Non-Recourse Guaranty;

•                  a Voting Agreement, pursuant to which McMillen and Stoffer agree to vote all of their securities in favor of electing McMillen and Stoffer as members of the Company’s Board of Directors in accordance with the terms thereof; and

•                  the Management and the Timios Management entered into a registration rights agreement with the Company, pursuant to which the Company has granted to the Management and Timios Management certain demand rights with respect to the shares of Common Stock underlying their shares of Series J Preferred.

Copies of each of the Exchange Agreement, Amended and Restated Non-Recourse Promissory Note, Termination and Release Agreement, Amended and Restated Security

Agreement between YA and the Company, Amended and Restated Security Agreement between YA and CSS, the Amended and Restated Non-Recourse Guaranty and Voting Agreement are attached hereto as Exhibits 10.1 to 10.7, respectively, to this Current Report on Form 8-K, and such documents are incorporated herein by reference. The foregoing is only a brief description of the material terms of such documents, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibits.

Immediately preceding the Exchange, the Company and its majority-owned subsidiary, Fiducia Holdings Corporation (“Fiducia Holdings”), entered into a merger agreement (the “Merger Agreement”), pursuant to which Fiducia Holdings was merged with and into the Company, and 49 shares of common stock, par value $0.001 per share, of Fiducia Holdings owned by McMillen and Brigante were exchanged for an aggregate of 95 shares of Series J Preferred and 1,759,288 shares of Common Stock.  The foregoing transactions are collectively referred to herein as the “Restructuring.”

The pro-forma summary balance sheet below indicates what the consolidated balance sheet of the Company would have reflected if the Restructuring had been completed at June 30, 2012:

Assets	June 30, 2012	Pro-forma Adjustments	Pro-forma June 30, 2012
Current assets	$3,015,237	$—	$3,015,237
Other assets	6,018,888	—	6,018,888
Total Assets	$9,034,125	$—	$9,034,125
Liabilities and Equity
Current liabilities	$7,592,887	$(4,917,631)	$2,675,256
Other liabilities	4,234,557	(2,755,126)	1,479,431
Total Liabilities	$11,827,444	$(7,672,757)	$4,154,687
Warrants Payable	$169,768	(169,768)	—
Total Equity	$(2,963,087)	$7,842,525	$4,879,438
Total Liabilities and Equity	$9,034,125	$—	$9,034,125

As a result of the Restructuring, the Company issued an aggregate of 2,619,143 shares of Series J Preferred and 2,067,272 shares of Common Stock, or a total of 10,679,466 shares of Common Stock on a fully-diluted basis. The table below reflects the Company’s capitalization after giving effect to the Restructuring, on a fully-diluted basis, assuming no anti-dilution adjustments:

Name	Series J Preferred Stock Issued and Outstanding	Common Stock Equivalent	Common Stock Issued and Outstanding	Ownership Percentage on an As-Converted Basis
YA Global Investments, L.P.	2,043,810	6,720,400	—	62.31%
Timios Management	494,287	1,625,295	307,985	17.92%
McMillen/Brigante	57,238	188,208	1,947,496	18.06%
FFZ Family Trust	23,810	78,290	—	0.73%
Total	2,619,143	8,612,194	2,067,272	99.02%

The Series J Preferred has a liquidation preference of $1.05 per share, and is convertible, at the holder’s option, into shares of Common Stock at a conversion price of $0.32 per share (or mandatorily convertible upon the closing of the sale of shares of Common Stock at a price of at least $1.05 per share in a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $10,000,000 of gross proceeds to the Company), subject to full ratchet anti-dilution protection.  Additionally, the holders of the Series J Preferred are entitled to a liquidating dividend of 8% and the following protective provisions, requiring an approval threshold equal to the number of shares of Series J Preferred equal to the sum of the percentage of the then outstanding shares of Series J Preferred held by YA, rounded down to the nearest whole percentage point, plus 2%, as may be adjusted from time to time, to take any of the following actions:

•                  liquidate, dissolve or wind-up the business and affairs of the Company, effect any merger or consolidation or any other Deemed Liquidation Event (as defined in the Certificate of Designation), or consent to any of the foregoing;

•                  amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Company in a manner that adversely affects the powers, preferences or rights of the Series J Preferred;

•                  create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock unless the same ranks junior to the Series J Preferred in general and does not otherwise adversely affect the powers, preferences or rights of the Series J Preferred, or increase the authorized number of shares of Series J Preferred or increase the authorized number of shares of any additional class or series of capital stock, unless the same ranks junior to the Series J Preferred with respect to the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends and rights of redemption and does not otherwise adversely affect the powers, preferences or rights of the Series J Preferred;

•                  (i) reclassify, alter or amend any existing security of the Company that is pari passu with the Series J Preferred in respect of the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series J Preferred in respect of any such right, preference or privilege, or (ii) reclassify, alter or amend any existing security of the Company that is junior to the Series J Preferred in respect of the distribution of assets on the liquidation, dissolution or winding up of the

Company, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series J Preferred in respect of any such right, preference or privilege;

•                  purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Company other than (i) redemptions of or dividends or distributions on the Series J Preferred as expressly authorized herein, (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and (iii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Company or any subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price or the then-current fair market value thereof;

•                  create, or authorize the creation of, or issue, or authorize the issuance of any debt security, or permit any subsidiary to take any such action with respect to any debt security, if the aggregate indebtedness of the Company and its subsidiaries for borrowed money following such action would exceed $250,000 other than equipment leases;

•                  issue shares of Common Stock, Options or Convertible Securities (as each such term is defined in the Certificate of Designation) issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction;

•                  issue shares of Common Stock, Options or Convertible Securities issued pursuant to the acquisition of another corporation by the Company or its subsidiary by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, but only so long as such shares of Common Stock, Options or Convertible Securities are issued for consideration per share less than the applicable Series J Conversion Price in effect immediately prior to such issue;

•                  sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of the Company, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary; or

•                  authorize any plan, agreement or arrangement pursuant to which shares of Common Stock or Options will be issued to employees or directors of, or consultants or advisors to, the Company or any of its subsidiaries.

Item 3.03                                             Material Modifications to Rights of Securities Holders.

(a)                                  On August 28, 2012, the Company filed an Amended and Restated Certificate of Incorporation, amending and restating the Company’s Amended and Restated Certificate of Incorporation, as amended (the “A&R COI”), and a Certificate of Designations, Powers and Preferences of the Series J Preferred Stock with the Secretary of State of the State of Delaware.

A copy of the A&R COI is attached hereto as Exhibit 3.2 to this Current Report on Form 8-K, and is incorporated herein by reference. The description above is only a brief description of the material terms of the A&R COI, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibit.

In addition, the information contained in Items 1.01, 5.03 and 8.01 of this Current Report on Form 8-K in relation thereto is incorporated herein by reference.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                                  On August 27, 2012, the Company’s Board of Directors approved, subject to stockholder approval, the Timios National Corporation 2012 Employee, Director and Consultant Stock Plan (the “2012 Stock Plan”), pursuant to which the Company has reserved an aggregate of 1,617,820 shares of the Company’s Common Stock, subject to adjustment in accordance with the terms of the 2012 Stock Plan, for issuance under the 2012 Stock Plan.

A copy of the 2012 Stock Plan is attached hereto as Exhibit 10.8 to this Current Report on Form 8-K, and is incorporated herein by reference. The description above is only a brief description of the material terms of the 2012 Stock Plan, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibit.

In addition, the information contained in Items 1.01, 5.03 and 8.01 of this Current Report on Form 8-K in relation thereto is incorporated herein by reference.

Item 5.03                                             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)                                                    On August 28, 2012, Timios National Corporation (the “Company”) filed the A&R COI, amending and restating the Company’s Amended and Restated Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware to effect: (i) a name change from “Homeland Security Capital Corporation” to “Timios National Corporation;” (ii) a decrease in the Company’s authorized capital stock from 2,010,000,000 to 55,000,000 shares, and to reclassify such authorized capital from 2,000,000,000 to 50,000,000 shares of Common Stock and from 10,000,000 to 5,000,000 shares of Preferred Stock; and a 1-for-500 reverse stock split (the “Reverse Stock Split”) of the Company’s issued and outstanding Common Stock. The Reverse Stock Split became effective at 5:00 pm on August 28, 2012.  The A&R COI was approved by the Company’s stockholders on June 15, 2012, and was the subject of the Definitive Information Statement mailed, starting on June 27, 2012, to the Company’s stockholders of record as of June 15, 2012.  A copy of the A&R COI is attached hereto as Exhibit 3.1 and incorporated herein by reference.

As a result of the Reverse Stock Split, each five hundred (500) shares of the Company’s issued and outstanding Common Stock has been automatically combined and converted into one (1) issued and outstanding share of Common Stock, par value $0.001 per share. The Reverse Stock Split has affected all issued and outstanding shares of Common Stock, as well as Common Stock underlying all convertible securities outstanding immediately prior to the effectiveness of the Reverse Stock Split. The Reverse Stock Split has reduced the number of outstanding shares of the Common Stock prior to the Reverse Stock Split from 55,159,022 shares to approximately 110,318 shares.

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who would otherwise hold a fractional share of Common Stock will have fractional shares rounded up to the nearest whole share after aggregating all shares owned by such stockholder.

The Common Stock will begin to trade on the Over-the-Counter-Bulletin Board (the “OTCBB”) on a post-split basis starting on August 29, 2012.  It is expected that the OTCBB will append a “D” to the Company’s ticker symbol (“HOMSD”) to indicate the completion of the Reverse Stock Split. In addition, the shares of Common Stock will also trade under the new CUSIP number 88738N103 effective on August 29, 2012.

Item 8.01 Other Events.

On August 28, 2012, the Company issued a press release announcing the effectiveness of the Restructuring and the Reverse Stock Split. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Neither the filing of the press release as an exhibit to this report nor the inclusion in the press release of a reference to our internet address shall, under any circumstances, be deemed to incorporate the information available at our internet address into this report. The information available at our internet address is not part of this report or any other report filed by us with the SEC.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                                   Exhibits.

Exhibit
Number	Description

3.1	Form of Timios National Corporation Amended and Restated Certificate of Incorporation.

3.2	Form of Certificate of Designations, Powers and Preferences of the Series J Preferred Stock

10.1	Exchange Agreement, dated August 28, 2012, by and among the Company and the parties signatory thereto.

10.2	Amended and Restated Non-Recourse Promissory Note, dated August 28, 2012, issued by the Company in favor of YA Global Investments, L.P. in the principal amount of $2,311,050.00.

10.3	Termination and Release Agreement, dated August 28, 2012, by and among the Company and the parties signatory thereto.

10.4	Amended and Restated Security Agreement, dated August 28, 2012, by the Company in favor of YA Global Investments, L.P.

10.5	Amended and Restated Security Agreement, dated August 28, 2012, between by CSS Management Corp. in favor of YA Global Investments, L.P.

10.6	Amended and Restated Non-Recourse Guaranty, dated August 28, 2012, between by CSS Management Corp. in favor of YA Global Investments, L.P.

10.7	Voting Agreement, dated August 28, 2012, by and among the Company, C. Thomas McMillen and Trevor Stoffer.

10.8	Timios National Corporation 2012 Employee, Director and Consultant Stock Plan

99.1	Press release, dated August 29, 2012, announcing the restructuring and the effectiveness of the reverse stock split.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIMIOS NATIONAL CORPORATION

	By:	/s/ Michael T. Brigante
	Name:	Michael T. Brigante
	Title:	Chief Financial Officer

Date: August 29, 2012